Exhibit 99.1

THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE BARNES & NOBLE STOCKHOLDER DERIVATIVE LITIGATION	C.A. No. 4813-CS

SUMMARY NOTICE OF PENDENCY OF DERIVATIVE ACTION,

PROPOSED SETTLEMENT OF DERIVATIVE ACTION,

SETTLEMENT HEARING, AND RIGHT TO APPEAR

TO:	ALL RECORD AND BENEFICIAL HOLDERS OF SHARES OF THE COMMON STOCK OF BARNES & NOBLE, INC. (“B&N” OR THE “COMPANY”) AT THE CLOSE OF BUSINESS ON JUNE 15, 2012 (THE “RECORD DATE”).

YOU ARE HEREBY NOTIFIED that the plaintiff and defendants in the above-captioned derivative lawsuit (the “Action”) have entered into a proposed settlement of the Action (the “Settlement”).

PLEASE BE FURTHER ADVISED that pursuant to an Order of the Court of Chancery of the State of Delaware, dated June 15, 2012, a hearing (the “Settlement Hearing”) will be held on September 4, 2012, at 10:00 a.m., before The Honorable Leo E. Strine, Jr., in the Court of Chancery of the State of Delaware, New Castle County Courthouse, 500 North King Street, Wilmington, DE 19801. The purpose of the Settlement Hearing is: (a) to determine whether a Stipulation of Settlement dated June 13, 2012 (the “Stipulation”), and the terms and conditions of the Settlement proposed in the Stipulation, are substantively and procedurally fair, reasonable, adequate and in the best interests of B&N and its shareholders; (b) to determine whether final judgment should be entered dismissing the Action as to all defendants named therein and their related parties with prejudice (the “Judgment”); (c) to hear and determine any objections to the Settlement; (d) if the Court approves the Stipulation and the Settlement and enters the Judgment, to determine whether it should award attorneys’ fees and expenses to plaintiff’s attorneys pursuant to the application described herein; and (e) to hear such other matters as the Court may deem necessary and appropriate.

The Action and Settlement address claims alleging that certain directors of B&N breached their fiduciary duties to the Company in causing B&N to purchase Barnes & Noble College Booksellers, Inc. (“B&N College”) from B&N’s Chairman, Leonard Riggio, and his wife, Louise Riggio (the “Transaction”). Each of the Defendants denies and continues to deny all allegations of wrongdoing and denies liability on the claims asserted in the Action.

Leonard Riggio and Louise Riggio will effect the settlement for the benefit of B&N by reducing the purchase price of B&N College by $22.75 million and forgoing interest payments that would have been due in connection with the payment of a promissory note in the additional amount of $6,256,250 (together, the “Settlement Consideration”). At or before the Settlement

Hearing, Plaintiffs’ counsel intends to apply to the Court for an award equal to the reimbursement of expenses not to exceed $2.4 million plus attorneys’ fees not to exceed 33.3% of the Settlement Consideration after the payment of expenses. The Company, Defendants and Louise Riggio reserve all rights to contest the amount of fees and expenses requested by Plaintiffs’ counsel.

If the Settlement is approved, the Action will be dismissed with prejudice and the Defendants and Louise Riggio will be released by Plaintiffs, B&N and its shareholders from all claims that were or could have been alleged in the Action regarding the transactions challenged.

ANY INVESTOR WHO OWNS B&N COMMON STOCK AS OF THE RECORD DATE AND WHO WISHES TO CONTEST EITHER THE SETTLEMENT OR THE APPLICATION FOR FEES AND EXPENSES BY PLAINTIFFS’ COUNSEL, MAY DO SO BY FOLLOWING THE PROCEDURE SET FORTH IN THE SECTION TITLED “RIGHT TO APPEAR AT SETTLEMENT HEARING” OF THE NOTICE OF PENDENCY OF DERIVATIVE ACTION, PROPOSED SETTLEMENT OF DERIVATIVE ACTION, SETTLEMENT HEARING, AND RIGHT TO APPEAR. The Notice of Pendency of Derivative Action, Proposed Settlement of Derivative Action, Settlement Hearing and Right to Appear, as well as the Stipulation and the Court’s June 15, 2012 Scheduling Order, are available on B&N’s website at www.barnesandnobleinc.com and on Plaintiffs’ Counsel’s websites at (1) www.gelaw.com; (2) www.chimicles.com; (3) www.ksfcounsel.com; and (4) www.barrack.com.

PLEASE DO NOT CONTACT THE COURT.

Dated: June 20, 2012

BY ORDER OF THE COURT OF CHANCERY

OF THE STATE OF DELAWARE